Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Verity Investor Contact:	Verity Media Contact:

Bob Roepke	Derek van Bronkhorst
Verity, Inc.	Verity, Inc.
408-541-1500	650-315-7856
rroepke@verity.com	derekvb@verity.com

Verity Reports First-Quarter Fiscal 2006 Results

Revenues Exceed Projected Target;

Earnings at Top End of Projected Target

Financial Highlights:

•	Q1 Revenues: $35.5 million

•	Q1 Operating Income (Loss) as a % of Total Revenues: (2%) GAAP; 5% Non-GAAP

•	Q1 Earnings Per Share: $0.01 GAAP; $0.05 Non-GAAP

•	Q1 End of Quarter Cash and Investments Balance: $191.8 million

Strategic Highlights:

•	Acquired enterprise-ready desktop search technology from 80-20 Software

•	Launched Verity Ultraseek Enterprise License marketing program

•	Verity Collaborative Classifier Named a ‘2005 Trendsetter’ by KMWorld Magazine

•	IDX forms OEM relationship with Verity for health care document management

•	Appointed Nicole Eagan to the position of Senior Vice President and Chief Marketing Officer

SUNNYVALE, Calif. — September 22, 2005 — Verity Inc. (NASDAQ: VRTY), a leading provider of enterprise search software that enables organizations to discover, analyze and process all of the digital information within their enterprises, today reported its financial results for the first quarter of fiscal 2006 ended August 31, 2005. In a separate press release issued today, the company announced the promotion of Steven R. Springsteel to the position of President.

Revenues

Revenues for the first quarter of fiscal 2006 were $35.5 million, a year over year increase of 2 percent compared to $34.6 million reported in the first quarter of fiscal 2005.

GAAP Operating Results

For the first quarter of fiscal 2006, operating loss was $0.8 million or 2 percent of total revenue compared to operating income of $3.1 million or 9 percent of total revenue for the first quarter of fiscal 2005.

For the first quarter of fiscal 2006, net income was $0.2 million, or $0.01 per fully diluted share compared to net income of $2.5 million, or $0.07 per fully diluted share for the first quarter of fiscal 2005.

Non-GAAP Operating Results

For the first quarter of fiscal 2006, non-GAAP operating income was $1.7 million or 5 percent of total revenue compared to non-GAAP operating income of $4.9 million or 14 percent of total revenue for the first quarter of fiscal 2005.

For the first quarter of fiscal 2006, non-GAAP net income was $1.8 million, or $0.05 per fully diluted share compared to non-GAAP net income of $3.7 million, or $0.10 per fully diluted share for the first quarter of fiscal 2005.

The first quarter 2006 non-GAAP results and related reconciliation, as set forth in the financial tables at the end of this release, exclude the amortization of purchased intangible assets and restructuring charges. See “Use of GAAP and Non-GAAP Results” below.

“I’m pleased with our Q1 performance, especially in light of the ongoing difficult economic environment,” said Anthony J. Bettencourt, Verity’s President and Chief Executive Officer. “As a leader in our market, we remain focused on the growth of our revenues and earnings through the solid execution of our strategy exploiting the intersection of world class enterprise search and process.”

At August 31, 2005, Verity’s strong balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $191.8 million. Days sales outstanding for the quarter were 82 days. Verity’s deferred revenue balance increased in the first quarter of fiscal 2006, contrary to the historic trend of decreased deferred revenue in the first quarter. This increase was due to a significant transaction for which the license component was invoiced in Verity’s first quarter. Verity expects the license and services revenue associated with this transaction to be recognized over the next six fiscal quarters.

During the first quarter of fiscal 2006, Verity repurchased approximately 514,577 shares of its common stock at an average price of $9.71 per share, for a total investment of approximately $5.0 million.

Strategic Activities

During the first quarter of fiscal 2006, Verity acquired the desktop search-related intellectual property assets from 80-20 Software Pty Ltd, a privately-held software developer based in Melbourne, Australia. The total purchase consideration including transaction costs was approximately $1.7 million and was accounted for as an asset purchase.

In June Verity announced a new Ultraseek Enterprise license program that is starting to take hold. With only a partial quarter with this new program, 35 Ultraseek Enterprise customers have already signed up and Verity generated a solid pipeline for the rest of the year.

Customer Activity

During the first quarter of fiscal 2006, Verity recorded customer sales transactions with a wide range of leading companies in the consumer products, defense, financial services, government, healthcare, high-technology, manufacturing, professional services, media, and telecommunications industries. Customer wins included Bloomberg, Federal Government of Canada, HSBC investment Bank, HW Wilson Company, Lockheed, Northrop Grumman, Renew Data Corp, State of Texas, Toronto Dominion Bank and Xerox. The company also extended its position in the OEM market for enterprise search, categorization and recommendation software technology through new or extended agreements with existing customers, including Filenet, Interwoven and Symantec.

Business Outlook

Verity provided the following financial outlook based on information as of September 22, 2005.

Management’s projections for the second fiscal quarter ending November 30, 2005 are:

•	Total revenues are expected to be in the range of $35.0 million to $37.0 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.03 to $0.05

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.07 to $0.09

•	Per-share calculations are based on projections of 36.0 million fully diluted shares

Second quarter non-GAAP projections are adjusted from GAAP projections by excluding estimated amortization of purchased intangible assets of approximately $2.1 million associated with previous acquisitions, which after adjusting for the tax effects of these exclusions using an effective tax rate of 37.5 percent, results in approximately $0.04 per share based on the projected fully diluted shares.

Management maintains the following, previously issued, projections for the full fiscal year ending May 31, 2006:

•	Total revenues are expected to be in the range of $145 million to $150 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.18 to $ 0.21

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.32 to $0.36

•	Per-share calculations are based on projections of 35.8 million fully diluted shares

Fiscal 2006 non-GAAP projections are adjusted from GAAP projections by excluding estimated amortization of purchased intangible assets of approximately $8.4 million associated with previous acquisitions and approximately $0.4 million in restructuring charges, which after adjusting for the tax effects of these exclusions using an effective tax rate of 37.5 percent, results in approximately $0.15 per share based on the projected fully diluted shares.

Use of GAAP and Non-GAAP Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Specifically, the non-GAAP results exclude charges and benefits management believes are not reflective of Verity’s ongoing operational business, namely, charges for the amortization of purchased intangible assets, in-process research and development write-off, and restructuring charges, as set forth in the financial tables at the end of this news release. As a result, management adjusts the following financial measures included in this news release: total costs of revenues, gross profit, total operating expenses, income (loss) from operations, income before provision for income taxes, provision for income taxes, net income, and net income per share. Management uses the non-GAAP results to assess the financial performance of Verity’s ongoing operational business. For example, because Verity does not acquire businesses on a predictable cycle, management would have difficulty evaluating Verity’s profitability unless it excluded acquisition-related charges. Management also uses these measures to help make budgeting decisions and to track Verity’s performance to financial targets.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, September 22, 2005, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Key members of the management team will review first quarter fiscal 2006 results and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

Dial-in Numbers:	United States & Canada:	866-314-5232
	International:	617-213-8052
	Access Code:	36897059
Webcast Link:	http://www.verity.com/webcast

A replay of the call will be available through December 15, 2005 on the Verity Web site and at the replay numbers listed below.

Replay Numbers:	United States & Canada:	888-286-8010
	International:	617-801-6888
	Access Code:	21874848
Webcast Link:	http://www.verity.com/webcast

About Verity

With headquarters in Sunnyvale, California, Verity provides enterprise search software that enables organizations to discover, analyze and process all of the digital information within their enterprises. The company’s solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with self-service Q & A. In addition, Verity’s business process management and content capture solutions activate information and accelerate its flow from person to person and between systems. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Around the world, more than 15,000 organizations of all sizes and types rely on Verity to manage their intellectual capital. In the private sector, these include ABB, AT&T, AXA, Bristol-Myers Squibb, Capgemini, Capital One, Deloitte Consulting, EDGAR Online, Ford, GMAC, Hewlett-Packard, Kaiser Permanente, Mayo Foundation, PricewaterhouseCoopers, SAP, UBS and Verizon. In the public sector, customers come from all levels and branches of government, including the U.S. General Services Administration, the U.S. Air Force and Army, the U.S. Department of Defense, including the armed forces units, and the U.S. Departments of Energy and Justice. Independent software vendors that integrate Verity include EMC Documentum, FileNet, Lotus, Oracle, Stellent, TIBCO and Xerox DocuShare.

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Forward-Looking Statements

The statements in this news release under the heading “Business Outlook” are forward-looking statements. These forward-looking statements are expectations and beliefs based on assumptions that may or may not prove to be accurate, and actual financial results could differ materially as a result of many factors. These include: future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks; and the effect of any of the foregoing factors may cause Verity to change its business plan. These and other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 1 of Part I of Verity’s latest Form 10-K, filed with the Securities and Exchange Commission on August 12, 2005.

# # #

For more information, contact Verity at info@verity.com or at World Wide Web site

http://www.verity.com or call 408-541-1500.

Verity and the Verity logo are registered trademarks of Verity, Inc.

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

FIRST QUARTER FISCAL 2006 VS. FIRST QUARTER FISCAL 2005

	Quarter Ended August 31, 2005			Quarter Ended August 31, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$19,969		$19,969	$19,692		$19,692
Service and other	15,514		15,514	14,930		14,930

Total revenues	35,483		35,483	34,622		34,622

Costs of revenues:
Software products	915		915	733		733
Service and other	5,017		5,017	4,974		4,974
Amortization of purchased intangible assets	2,101	(2,101)	—	1,689	(1,689)	—

Total costs of revenues	8,033		5,932	7,396		5,707

Gross profit	27,450		29,551	27,226		28,915

Operating expenses:
Research and development	6,768		6,768	5,689		5,689
Marketing and sales	14,606		14,606	15,061		15,061
General and administrative	6,495		6,495	3,242		3,242
Restructuring charges	363	(363)	—	98	(98)	—

Total operating expenses	28,232		27,869	24,090		23,992

Income (loss) from operations	(782)		1,682	3,136		4,923

Other income, net	1,161		1,161	1,051		1,051

Income before provision for income taxes	379		2,843	4,187		5,974

Provision for income taxes	142	924	1,066	1,675	625	2,300

Net income	$237		$1,777	$2,512		$3,674

Net income per share — basic	$0.01		$0.05	$0.07		$0.10

Net income per share — diluted	$0.01		$0.05	$0.07		$0.10

Number of shares — basic	35,807		35,807	37,183		37,183

Number of shares — diluted	35,967		35,967	38,118		38,118

VERITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2005	May 31, 2005
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$106,169	$110,262
Short-term investments	59,465	40,376
Trade accounts receivable, net of allowance for doubtful accounts of $1,544 and $ 1,470	31,708	31,002
Deferred tax assets	1,928	1,946
Prepaid and other current assets	3,049	3,644

Total current assets	202,319	187,230

Property and equipment, net	7,017	7,169
Long-term investments	26,213	44,503
Deferred tax assets	15,020	15,020
Intangible assets, net	22,112	22,472
Goodwill	59,428	59,428
Other assets	2,315	2,688

Total assets	$334,424	$338,510

LIABILITIES
Current liabilities:
Accounts payable	$2,847	$5,441
Accrued compensation	10,878	10,903
Income tax payable	3,181	3,394
Deferred purchase payment	720	570
Other accrued liabilities	5,674	5,959
Deferred revenue	25,285	23,196

Total current liabilities	48,585	49,463

Other non-current liabilities:
Deferred rent	937	951
Deferred revenue	800	—

Total liabilities	50,322	50,414

STOCKHOLDERS’ EQUITY
Common stock	36	36
Additional paid-in capital	239,045	243,284
Accumulated other comprehensive income	1,954	1,946
Retained earnings	43,067	42,830

Total stockholders’ equity	284,102	288,096

Total liabilities and stockholders’ equity	$334,424	$338,510

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

MOST RECENT VS. PRIOR QUARTER

	Quarter Ended August 31, 2005			Quarter Ended May 31, 2005
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$19,969		$19,969	$20,551		$20,551
Service and other	15,514		15,514	15,899		15,899

Total revenues	$35,483		$35,483	$36,450		$36,450

Costs of revenues:
Software products	915		915	703		703
Service and other	5,017		5,017	5,191		5,191
Amortization of purchased intangible assets	2,101	(2,101)	—	1,986	(1,986)	—

Total costs of revenues	8,033		5,932	7,880		5,894

Gross profit	27,450		29,551	28,570		30,556

Total operating expenses	28,232	(363)	27,869	29,534	(1,203)	28,331

Income (loss) from operations	(782)		1,682	(964)		2,225

Other income, net	1,161		1,161	864		864

Income (loss) before provision for income taxes	379		2,843	(100)		3,089

Provision for income taxes	142	924	1,066	(206)	1,203	997

Net income	$237		$1,777	$106		$2,092

Net income per share — basic	$0.01		$0.05	$0.00		$0.06

Net income per share — diluted	$0.01		$0.05	$0.00		$0.06

Number of shares — basic	35,807		35,807	36,783		36,783

Number of shares — diluted	35,967		35,967	36,911		36,911